UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2025

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 735-7346

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DJT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	DJTWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of 2024 Equity Incentive Plan

On April 30, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Trump Media & Technology Group Corp. (the “Company”), the Company’s stockholders approved the Trump Media & Technology Group Corp. 2024 Equity Incentive Plan, as amended (the “2024 Plan”), to increase the number of shares authorized for issuance thereunder by including an evergreen provision to allow for annual increases to the share pool in the future and to make other administrative changes as described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2025 (the “Proxy Statement”). The amended 2024 Plan previously had been approved, subject to stockholder approval, by the Company’s Executive Compensation Committee of the Board of Directors.

A summary of the 2024 Plan is set forth in our Proxy Statement. That summary and the foregoing description of the 2024 Plan are qualified in their entirety by reference to the text of the 2024 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved the reincorporation of the Company from Delaware to Florida (the “Reincorporation”). In connection with the Reincorporation, the Company filed its Articles of Incorporation (the “Articles of Incorporation”) with the Florida Secretary of State and adopted new Bylaws (the “Bylaws”). The Reincorporation became effective as of April 30, 2025. The forms of the Articles of Incorporation and Bylaws were each attached as an exhibit to the Proxy Statement. The Articles of Incorporation are filed as Exhibit 3.1 and the Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A total of 172,934,017 shares of Common Stock, representing 78.5% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following matters and cast their votes as set forth below:

Proposal 1: Stockholders elected each of the Company’s two nominees as Class I directors to serve a three-year term ending at the 2028 annual meeting of stockholders, or until their successors are duly elected and qualified, as set forth below.

Director	Votes For	Abstentions	Broker Non-Votes
David Bernhardt	135,469,565	884,639	36,580,027
W. Kyle Green	132,267,633	4,078,132	36,580,027

Proposal 2: Stockholders approved the reincorporation by conversion of the Company from the State of Delaware to the State of Florida as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,015,376	269,858	68,969	36,580,027

Proposal 3: Stockholders approved an amendment and restatement of the Company’s 2024 Equity Incentive Plan as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,466,389	11,675,223	212,592	36,580,027

Proposal 4: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,296,535	2,673,031	384,637	36,580,027

Proposal 5: The stockholders approved, on an advisory basis, the frequency of future advisory resolutions to approve the compensation of the Company’s named executive officers as set forth below.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
134,595,090	400,817	954,675	403,620	36,580,027

Proposal 6: The stockholders ratified the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accounting firm for the Company for the 2025 fiscal year as set forth below.

Votes For	Votes Against	Abstentions
171,802,803	499,909	631,305

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Articles of Incorporation of Trump Media & Technology Group Corp.
3.2	Bylaws of Trump Media & Technology Group Corp.
10.1	2024 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trump Media & Technology Group Corp.
Dated: April 30, 2025
	By:	/s/ Scott Glabe
	Name:	Scott Glabe
	Title:	General Counsel